UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2009

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15295 Alton Parkway, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On February 20, 2009, the Audit Committee (the “Audit Committee”) of the Board of Directors of ISTA Pharmaceuticals, Inc. (the “Company”) approved the dismissal of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. Also on that date, the Audit Committee requested that the Company continue its process to find a replacement independent registered public accounting firm for the 2009 fiscal year.

The audit report of E&Y on the financial statements of the Company as of and for each of the two fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company’s financial statements for each of the two fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period through February 20, 2009, the date of the dismissal of E&Y, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided E&Y with a copy of this report and requested that E&Y provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of this letter from E&Y, dated February 25, 2009, is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated February 25, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

February 26, 2009	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting Officer & Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated February 25, 2009.